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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2001

TAB PRODUCTS CO.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-07736 (Commission File Number)	94-1190862 (IRS Employer Identification No.)

935 Lakeview Parkway
Suite 195
Vernon Hills, IL 60061

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (847) 968-5400

(Former name or former address, if changed since last report)

Item 7.	Financial Statements and Exhibits.
	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Exhibits.
99.1 Transcript of interview of Gary W. Ampulski on October 16, 2001.
Item 9.	Regulation FD Disclosure.

    On October 16, 2001, Gary W. Ampulski, the President and Chief Executive Officer of Tab Products Co. (the "Company"), presented an overview and business outlook of the Company during an interview with CEOcast. A recording of the interview was made available on CEOcast's website. A transcript of the interview is being filed herewith as Exhibit 99.1 and incorporated by reference in this Item 9.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAB PRODUCTS CO.
Date: October 22, 2001	By:	/s/ DONALD J. HOTZ Donald J. Hotz Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Transcript of interview of Gary W. Ampulski on October 16, 2001.

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SIGNATURES
EXHIBIT INDEX